Exhibit 1.A(8)(b)(x)

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), Variable Insurance Products Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

         WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

         WHEREAS, the various Contracts for which shares are purchased are listed in Schedule A of the Participation Agreement and the various portfolios made available to the Separate Accounts are listed in Schedule C;

         WHEREAS, the Parties have agreed that it is in their interests to add two additional Contracts funded by the Separate Accounts and two additional portfolios made available to the Separate Accounts;

         NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Fund and the Underwriter agree as follows:

         1. The Participation Agreement is hereby amended by substituting for the original Schedule A and amended Schedule A in the form attached hereto which deletes the Fulcrum Fund Variable Account and which adds the Strategic Advantage II Variable Universal Life policy and the FirstLine II Variable Universal Life policy to the list of Contracts funded by the Separate Accounts.

         2. The Participation Agreement is hereby amended by substituting for the original Schedule C an amended Schedule C in the form attached hereto which deletes the Neuberger and Berman Government Income Portfolio, the Van Eck Gold and Natural Resources Portfolio and the Van Eck Worldwide Balanced Portfolio, and which adds the AIM VI Capital Appreciation Portfolio, the AIM VI Government Securities Portfolio, the INVESCO VIF Small Company Growth Fund, the Van Eck Worldwide Insurance Trust Worldwide Bond Fund, Worldwide Emerging Markets Fund, Worldwide Hard Assets Fund and Worldwide Real Estate Fund to the list of portfolios made available to the Separate Accounts.

         Executed this 1st day of June, 1998.

                                       Variable Insurance Products Fund


ATTEST:_______________________         BY:  /s/ Robert C. Pozen
                                            -----------------------------
                                                Robert C. Pozen
                                                Senior Vice President

                                       Security Life of Denver Insurance Company


ATTEST:_______________________         BY:  /s/ Carol D. Hard
                                            -----------------------------


                                       Fidelity Distributors Corporation


ATTEST:_______________________         BY:  /s/ Kevin J. Kelly
                                            -----------------------------
                                                Kevin J. Kelly
                                                Vice President











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



                                   Schedule A

                   Separate Accounts and Associated Contracts


Name of Separate Account and              Contracts Funded
Date Established by Board of Directors    By Separate Account

Security Life Separate Account A1         The Exchequer Variable Annuity
(November 3, 1993)                        (Flexible Premium Deferred Combination
                                          Fixed and Variable Annuity Contract)

Security Life Separate Account L1         First Line (Flexible Premium Variable
(November 3, 1993)                        Life Insurance Policy)
                                          Strategic Advantage Variable Universal
                                          Life (Flexible Premium Variable
                                          Universal Life Insurance Policy)
                                          FirstLine II Variable Universal Life
                                          (Flexible Premium Variable Life
                                          Insurance Policy)
                                          Strategic Advantage II Variable
                                          Universal Life (Flexible Premium
                                          Variable Life Insurance)






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


                                   Schedule C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

                  AIM VI Capital Appreciation Portfolio
                  AIM VI Government Securities Portfolio

                  Alger American MidCap Growth Portfolio
                  Alger American Small Capitalization Portfolio
                  Alger American Growth Portfolio
                  Alger American Leveraged Allcap Portfolio

                  INVESCO VIF High Yield Portfolio
                  INVESCO VIF Industrial Income Portfolio
                  INVESCO VIF Total Return Portfolio
                  INVESCO VIF Utilities Portfolio
                  INVESCO VIF Small Company Growth Fund

                  Neuberger and Berman Growth Portfolio
                  Neuberger and Berman Limited Maturity Bond Portfolio Neuberger and Berman Partners Portfolio

                  Van Eck Worldwide Insurance Trust
                           Worldwide Bond Fund
                           Worldwide Emerging Markets Fund
                           Worldwide Hard Assets Fund
                           Worldwide Real Estate Fund

                  Fidelity Investments Variable Insurance Products Fund
                           Growth Portfolio
                           Money Market Portfolio
                           Overseas Portfolio